EXHIBIT 99.1
For Immediate Release

Hasbro Reports Growth in Second Quarter 2021 Revenue, Operating Profit, EBITDA and Earnings Per Share
•Second quarter 2021 revenues up 54% to $1.32 billion
•Consumer Products segment revenue up 33%
•Wizards of the Coast and Digital Gaming segment revenue more than doubled
•Entertainment segment revenue up 47%
•Operating profit increased to $76.6 million or 5.8% of revenues
•Adjusted operating profit more than quadrupled to $211.6 million, or 16.0% of revenues, an expansion of 1060 basis points year-over-year
•Net loss of $22.9 million or $0.17 per diluted share, driven by the loss on assets held for sale related to the eOne Music business
•Adjusted net earnings of $145.4 million, or $1.05 per diluted share
•Strong cash position with quarter ending cash of $1.23 billion; six-month operating cash flow of $577.1 million; repaid $250 million of debt in the second quarter and funded the quarterly dividend
Pawtucket, R.I., July 26, 2021 -- Hasbro, Inc. (NASDAQ: HAS), a global play and entertainment company, today reported financial results for the second quarter 2021.

"Hasbro delivered an excellent second quarter, with revenues up 54% versus the second quarter of last year and 9% versus pro forma second quarter 2019," said Brian Goldner, Hasbro’s chairman and chief executive officer. "Wizards continued to generate outstanding results behind a compelling analog and digital release schedule for MAGIC: THE GATHERING. Consumer products revenue increased as demand remains robust for Hasbro toys and games and entertainment revenue grew as we are producing entertainment with strong deliveries. The Hasbro team is performing at a high level and Supercharging our Brand Blueprint to drive demand for our brands and content slate as we track to our target of double-digit revenue growth for the full-year and position us for profitable growth not just this year but also in future years."

"Strength across Hasbro's brands and business backed by strong execution from the entire team drove superb results for our second quarter," said Deborah Thomas, Hasbro’s chief financial officer. "As we invest to unlock value from our brands across the blueprint, we are on track to reach our objectives for the year while expanding the reach of our business, reducing debt and paying our dividend. The discipline in our business is evident from the $1.2 billion in cash we had on hand at quarter end, reporting the lowest days sales outstanding in our recent history, and repaying $250 million in debt."

Second Quarter 2021 Financial Results

$ Millions, except earnings per share	Q2 2021	Q2 2020	% Change
Net Revenues[1]	$1,322.2	$860.3	54%

Operating Profit	$76.6	$2.2	>100%
Adjusted Operating Profit[2]	$211.6	$46.6	>100%

Net Loss	$(22.9)	$(33.9)	32%
Net Loss per Diluted Share	$(0.17)	$(0.25)	32%

Adjusted Net Earnings[2]	$145.4	$2.7	>100%
Adjusted Net Earnings per Diluted Share[2]	$1.05	$0.02	>100%

EBITDA[2]	$159.5	$73.5	>100%
Adjusted EBITDA[2]	$289.6	$110.8	>100%
1Foreign exchange had a positive $35.1 million impact, or 4%, on second quarter 2021 revenue.
2See the financial tables accompanying this press release for a reconciliation of GAAP and non-GAAP financial measures.

Adjusted second quarter 2021 net earnings exclude the following after-tax amounts:

•A charge of $101.8 million related to the loss on eOne Music assets held for sale and $7.3 million in related transaction costs. The Company completed the sale of the eOne Music business in the beginning of the fiscal third quarter 2021.
•Discrete tax expense of $39.4 million related to the revaluation of the Company's U.K. deferred taxes due to the recently approved U.K. Finance Act 2021.
•$18.2 million of acquired intangible amortization and $1.6 million of acquisition-related costs in connection with the eOne acquisition.

Second Quarter 2021 Major Segment and Brand Performance
Beginning with the first quarter 2021, Hasbro realigned its financial reporting segments and business units, in order to align its segment financial reporting more closely with its current business structure. The three principal reportable segments are: Consumer Products, Wizards of the Coast and Digital Gaming, and Entertainment. Reclassifications of certain prior year segment results have been made to conform to the current-year presentation. None of the segment changes impact the Company's previously reported consolidated net revenue, operating profits, EBITDA, net earnings or net earnings per share.

Major Segments ($ Millions)	Net Revenues			Operating Profit (Loss)		Adjusted Operating Profit (Loss) [1]
	Q2 2021	Q2 2020	% Change	Q2 2021	Q2 2020	Q2 2021	Q2 2020
Consumer Products	$689.2	$519.5	33%	$17.8	$(45.3)	$17.8	$(45.3)
Wizards of the Coast and Digital Gaming	$406.3	$186.7	>100%	$192.9	$74.1	$192.9	$74.1
Entertainment	$226.7	$154.1	47%	$(113.7)	$(13.5)	$9.9	$9.1
1Reconciliations are included in the attached schedules under the heading "Reconciliation of Adjusted Operating Profit."

Brand Portfolio	Net Revenues ($ Millions)
	Q2 2021	Q2 2020	% Change
Franchise Brands	$649.9	$376.9	72%
Partner Brands	$212.0	$138.3	53%
Hasbro Gaming[1]	$147.1	$137.0	7%
Emerging Brands	$117.0	$75.9	54%
TV/Film/Entertainment	$196.2	$132.2	48%
1Hasbro's total gaming category, including all gaming revenue, most notably MAGIC: THE GATHERING and MONOPOLY, which are reported in the Franchise Brands portfolio, totaled $519.4 million for the second quarter 2021, up 63% compared to the respective period in 2020.

Revenues grew in each Brand Portfolio category. Franchise Brand revenues increased with gains in MAGIC: THE GATHERING, NERF, TRANSFORMERS, PLAY-DOH, BABY ALIVE and MY LITTLE PONY. Partner Brands revenue increased behind growth in Hasbro products for the Marvel portfolio, Lucasfilm's Star Wars and The Mandalorian, Disney Princess and Beyblade. Hasbro Gaming revenue increased versus the strong second quarter last year and versus 2019, led by DUNGEONS & DRAGONS and DUEL MASTERS, as well as the launch of FOOSKETBALL. Emerging Brands revenue was up including growth in PJ MASKS, PEPPA PIG, GI JOE, FURREAL FRIENDS and several other properties. TV/Film/Entertainment revenues grew with increased deliveries in scripted, unscripted and animated television as well as Music.

•Consumer Products segment revenue and operating profit grew behind higher revenue in Hasbro Franchise Brands NERF, TRANSFORMERS and PLAY-DOH as well as Hasbro products for Marvel and Star Wars along with several other properties. Revenue grew in all regions and in licensing. Global consumer point of sale declined mid-single digits. Point of sale for toys increased but was more than offset by a decline in games point of sale as compared to the strong games performance in the second quarter 2020. Revenue growth in the quarter delivered higher operating profit as higher revenues more than offset increased royalty and advertising expense.
•Wizards of the Coast and Digital Gaming segment revenue grew led by MAGIC: THE GATHERING and DUNGEONS & DRAGONS. Wizards had two record releases in the quarter, MAGIC: THE GATHERING Strixhaven and Modern Horizons 2, as well as growth in digital gaming including the successful launch of Magic: The Gathering Arena on mobile and continued growth in DUNGEONS & DRAGONS. Operating profit increased driven by higher revenues which were partially offset by higher expenses to support new game launches, such as product development and depreciation related to game development as well as advertising.
•Entertainment segment revenue increased with growth in TV & Film, Family Brands and Music. Television revenues grew with deliveries including Cruel Summer and The Rookie among other scripted and unscripted programs. Family Brands benefited from content deals for several properties include My Little Pony, Peppa Pig and PJ Masks, as well as growth in YouTube advertising revenues. Adjusted operating profit increased on the higher revenue, partially offset by higher program cost amortization as well as administrative and royalty expenses.

eOne Music Business
The sale of the eOne Music business was completed in early fiscal third quarter 2021. The results of the eOne Music business have been included in operating results for the second quarter 2021. Proceeds from the sale, which will be reflected in third quarter results, were approximately $397 million. In anticipation of the closing of the transaction, the Company repaid

$250 million of debt at the end of the second quarter, and following the completion of the transaction, an additional $100 million at the beginning of the third quarter.

Dividend
The next quarterly cash dividend of $0.68 per common share was declared on May 20, 2021 and is payable on August 16, 2021 to shareholders of record at the close of business on August 2, 2021. During the second quarter, Hasbro paid $94.1 million in cash dividends to shareholders, bringing the year-to-date payments to $187.5 million.

Conference Call Webcast
Hasbro will webcast its first quarter earnings conference call at 8:30 a.m. Eastern Time today. To listen to the live webcast and access the accompanying presentation slides, please go to https://investor.hasbro.com. The replay of the call will be available on Hasbro’s web site approximately 2 hours following completion of the call.
About Hasbro
Hasbro (NASDAQ: HAS) is a global play and entertainment company committed to making the world a better place for all children, fans and families. Hasbro delivers immersive brand experiences for global audiences through consumer products, including toys and games; entertainment through eOne, its independent studio; and gaming, led by the team at Wizards of the Coast, an award-winning developer of tabletop and digital games best known for fantasy franchises MAGIC: THE GATHERING and DUNGEONS & DRAGONS.

The company’s unparalleled portfolio of approximately 1,500 brands includes MAGIC: THE GATHERING, NERF, MY LITTLE PONY, TRANSFORMERS, PLAY-DOH, MONOPOLY, BABY ALIVE, DUNGEONS & DRAGONS, POWER RANGERS, PEPPA PIG and PJ MASKS, as well as premier partner brands. For the past decade, Hasbro has been consistently recognized for its corporate citizenship, including being named one of the 100 Best Corporate Citizens by 3BL Media and one of the World’s Most Ethical Companies by Ethisphere Institute. Important business and brand updates are routinely shared on our Investor Relations website, Newsroom and social channels (@Hasbro on Twitter, Instagram, Facebook and LinkedIn.)

© 2021 Hasbro, Inc. All Rights Reserved.

Safe Harbor
Certain statements in this release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which may be identified by the use of forward-looking words or phrases, include statements relating to: our future performance and expectations for growth in 2021 and in future quarters; the ability to achieve our financial and business goals and objectives, including continued profitable growth; the expected adequacy and delivery of supply and operation of our third-party manufacturing facilities; product and entertainment plans, including the content and timing of product and content releases; marketing and promotional efforts; anticipated expenses; working capital; liquidity; and the anticipated impact of acquisitions and dispositions. Our actual actions or results may differ materially from those expected or anticipated in the forward-looking statements due to both known and unknown risks and uncertainties. Factors that might cause such a difference include, but are not limited to:
•our ability to design, develop, produce, manufacture, source and ship products on a timely, cost-effective and profitable basis;
•rapidly changing consumer interests in the types of products and entertainment we offer;

•the challenge of developing and offering products and storytelling experiences that are sought after by children, families and audiences given increasing technology and entertainment offerings available;
•our ability to develop and distribute engaging storytelling across media to drive brand awareness;
•our dependence on third party relationships, including with third party manufacturers, licensors of brands, studios, content producers and entertainment distribution channels;
•our ability to successfully compete in the global play and entertainment industry, including with manufacturers, marketers, and sellers of toys and games, digital gaming products and digital media, as well as with film studios, television production companies and independent distributors and content producers;
•our ability to successfully evolve and transform our business and capabilities to address a changing global consumer landscape and retail environment, including changing inventory policies and practices of our customers;
•our ability to develop new and expanded areas of our business, such as through eOne, Wizards of the Coast, and our other entertainment and digital gaming initiatives;
•our ability to successfully develop and execute plans to mitigate the negative impact of the coronavirus on our business, including, without limitation, negative impacts to our supply chain and costs that have occurred and could continue to occur in the future as the pandemic remains and potentially worsens or reemerges in countries where we source significant amounts of product;
•risks associated with international operations, such as currency conversion, currency fluctuations, the imposition of tariffs, quotas, shipping delays of difficulties, border adjustment taxes or other protectionist measures, and other challenges in the territories in which we operate;
•our ability to lessen the impact of any increased shipping costs due to shipping delays or changes in method of shipping, as well as our ability to impose any price increases to offset shipping costs, increases in prices of raw materials or other increases in costs of our products;
•our ability to successfully implement actions to lessen the impact of potential and enacted tariffs imposed on our products, including any changes to our supply chain, inventory management, sales policies or pricing of our products;
•downturns in global and regional economic conditions impacting one or more of the markets in which we sell products, which can negatively impact our retail customers and consumers, result in lower employment levels, consumer disposable income, retailer inventories and spending, including lower spending on purchases of our products;
•other economic and public health conditions or regulatory changes in the markets in which we and our customers, partners, licensees, suppliers and manufacturers operate, such as higher commodity prices, labor costs or transportation costs, or outbreaks of disease, such as the coronavirus, the occurrence of which could create work slowdowns, delays or shortages in production or shipment of products, increases in costs or delays in revenue;
•the success of our key partner brands, including the ability to secure, maintain and extend agreements with our key partners or the risk of delays, increased costs or difficulties associated with any of our or our partners’ planned digital applications or media initiatives;
•fluctuations in our business due to seasonality;
•the concentration of our customers, potentially increasing the negative impact to our business of difficulties experienced by any of our customers or changes in their purchasing or selling patterns;
•the bankruptcy or other lack of success of one or more of our significant retailers, our licensees or other business partners;
•risks relating to the use of third party manufacturers for the manufacturing of our products, including the concentration of manufacturing for many of our products in the People’s Republic of China and our ability to successfully diversify sourcing of our products to reduce reliance on sources of supply in China;
•risks related to sourcing of products from countries outside of China, such as India and Vietnam, where the Covid-19 pandemic has negatively impacted our vendors and the ability to transport products to our markets;

•our ability to attract and retain talented employees;
•our ability to realize the benefits of cost-savings and efficiency and/or revenue enhancing initiatives, including initiatives to integrate eOne into our business;
•our ability to protect our assets and intellectual property, including as a result of infringement, theft, misappropriation, cyber-attacks or other acts compromising the integrity of our assets or intellectual property;
•risks relating to the impairment and/or write-offs of products and films and television programs we acquire and produce;
•risks relating to investments, acquisitions and dispositions;
•the risk of product recalls or product liability suits and costs associated with product safety regulations;
•changes in tax laws or regulations, or the interpretation and application of such laws and regulations, which may cause us to alter tax reserves or make other changes which would significantly impact our reported financial results;
•the impact of litigation or arbitration decisions or settlement actions; and
•other risks and uncertainties as may be detailed from time to time in our public announcements and SEC filings.

The statements contained herein are based on our current beliefs and expectations. We undertake no obligation to make any revisions to the forward-looking statements contained in this presentation or to update them to reflect events or circumstances occurring after the date of this presentation.

Non-GAAP Financial Measures
The financial tables accompanying this press release include non-GAAP financial measures as defined under SEC rules, specifically Adjusted operating profit, Adjusted net earnings and Adjusted earnings per diluted share, which exclude, where applicable, the 2021 impact of loss on assets held for sale and related transaction costs, income tax expense associated with the U.K. Finance Act 2021, purchased intangible amortization and stock compensation expense associated with acquisition-related grants, and for 2020, the impact of the eOne acquisition-related costs, purchased intangible amortization and restructuring charges. Also included in the financial tables are the non-GAAP financial measures of EBITDA, and Adjusted EBITDA. EBITDA represents net earnings attributable to Hasbro, Inc. excluding interest expense, income taxes, depreciation and amortization. Adjusted EBITDA also excludes the impact of the charges/gains noted above, as well as non-cash stock compensation. As required by SEC rules, we have provided reconciliations on the attached schedules of these measures to the most directly comparable GAAP measure. Management believes that Adjusted net earnings, Adjusted earnings per diluted share and Adjusted operating profit provides investors with an understanding of the underlying performance of our business absent unusual events. Management believes that EBITDA and Adjusted EBITDA are appropriate measures for evaluating the operating performance of our business because they reflect the resources available for strategic opportunities including, among others, to invest in the business, strengthen the balance sheet and make strategic acquisitions. These non-GAAP measures should be considered in addition to, not as a substitute for, or superior to, net earnings or other measures of financial performance prepared in accordance with GAAP as more fully discussed in our consolidated financial statements and filings with the SEC. As used herein, "GAAP" refers to accounting principles generally accepted in the United States of America.
HAS-E
Investor Contact: Debbie Hancock | Hasbro, Inc. | (401) 727-5401 | debbie.hancock@hasbro.com
Press Contact: Erin Pensa | Hasbro, Inc. | (401) 440-7627 | erin.pensa@hasbro.com

# # #
(Tables Attached)

HASBRO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Millions of Dollars)

	June 27, 2021	June 28, 2020
ASSETS
Cash and Cash Equivalents	$1,228.2	$1,038.0
Accounts Receivable, Net	865.9	911.3
Inventories	499.6	564.2
Prepaid Expenses and Other Current Assets	543.2	672.2
Assets Held for Sale	479.5	—
Total Current Assets	3,616.4	3,185.7
Property, Plant and Equipment, Net	466.2	482.2
Goodwill	3,420.8	3,666.0
Other Intangible Assets, Net	1,248.3	1,559.1
Other Assets	1,350.5	1,329.1
Total Assets	$10,102.2	$10,222.1

LIABILITIES, NONCONTROLLING INTERESTS AND SHAREHOLDERS' EQUITY
Short-Term Borrowings	$0.8	$6.4
Current Portion of Long-Term Debt	189.6	378.6
Accounts Payable and Accrued Liabilities	1,778.9	1,596.6
Liabilities Held for Sale	76.3	—
Total Current Liabilities	2,045.6	1,981.6
Long-Term Debt	4,388.7	4,802.5
Other Liabilities	753.0	771.7
Total Liabilities	7,187.3	7,555.8
Redeemable Noncontrolling Interests	24.5	24.1
Total Shareholders' Equity	2,890.4	2,642.2
Total Liabilities, Noncontrolling Interests and Shareholders' Equity	$10,102.2	$10,222.1

HASBRO, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Millions of Dollars and Shares, Except Per Share Data)

	Quarter Ended				Six Months Ended
	June 27, 2021	% Net Revenues	June 28, 2020	% Net Revenues	June 27, 2021	% Net Revenues	June 28, 2020	% Net Revenues
Net Revenues	$1,322.2	100.0%	$860.3	100.0%	$2,437.0	100.0%	$1,965.9	100.0%
Costs and Expenses:
Cost of Sales	345.0	26.1%	253.2	29.4%	634.9	26.1%	515.9	26.2%
Program Cost Amortization	110.7	8.4%	50.6	5.9%	208.2	8.5%	182.8	9.3%
Royalties	111.5	8.4%	97.4	11.3%	220.4	9.0%	210.2	10.7%
Product Development	87.2	6.6%	58.4	6.8%	149.0	6.1%	112.2	5.7%
Advertising	105.4	8.0%	72.3	8.4%	193.3	7.9%	174.0	8.9%
Amortization of Intangibles	29.7	2.2%	34.7	4.0%	62.6	2.6%	71.5	3.6%
Selling, Distribution and Administration	354.3	26.8%	281.2	32.7%	642.9	26.4%	560.3	28.5%
Loss on Assets Held for Sale	101.8	7.7%	—	0.0%	101.8	4.2%	—	0.0%
Acquisition and Related Costs	—	0.0%	10.3	1.2%	—	0.0%	160.1	8.1%
Operating Profit (Loss)	76.6	5.8%	2.2	0.3%	223.9	9.2%	(21.1)	-1.1%
Interest Expense	46.1	3.5%	49.6	5.8%	94.0	3.9%	104.3	5.3%
Other Income, Net	(10.6)	-0.8%	(3.7)	-0.4%	(40.7)	-1.7%	(9.7)	-0.5%
Earnings (Loss) before Income Taxes	41.1	3.1%	(43.7)	-5.1%	170.6	7.0%	(115.7)	-5.9%
Income Tax Expense (Benefit)	63.0	4.8%	(10.8)	-1.3%	75.0	3.1%	(14.9)	-0.8%
Net (Loss) Earnings	(21.9)	-1.7%	(32.9)	-3.8%	95.6	3.9%	(100.8)	-5.1%
Net Earnings Attributable to Noncontrolling Interests	1.0	0.1%	1.0	0.1%	2.3	0.1%	2.8	0.1%
Net (Loss) Earnings Attributable to Hasbro, Inc.	$(22.9)	-1.7%	$(33.9)	-3.9%	$93.3	3.8%	$(103.6)	-5.3%

Per Common Share
Net (Loss) Earnings
Basic	$(0.17)		$(0.25)		$0.68		$(0.75)
Diluted	$(0.17)		$(0.25)		$0.68		$(0.75)

Cash Dividends Declared	$0.68		$0.68		$0.68		$1.36

Weighted Average Number of Shares
Basic	137.8		137.2		137.8		137.2
Diluted	137.8		137.2		138.2		137.2

HASBRO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Millions of Dollars)

	Six Months Ended
	June 27, 2021	June 28, 2020
Cash Flows from Operating Activities:
Net Earnings (Loss)	$95.6	$(100.8)
Other Non-Cash Adjustments	419.3	366.9
Changes in Operating Assets and Liabilities	(39.6)	(7.8)
Net Cash Provided by Operating Activities	577.1	258.3

Cash Flows from Investing Activities:
Additions to Property, Plant and Equipment	(63.1)	(64.0)
Acquisition, Net of Cash Acquired	—	(4,403.9)
Other	(3.2)	13.1
Net Cash Utilized by Investing Activities	(66.3)	(4,454.8)

Cash Flows from Financing Activities:
Proceeds from Long-Term Debt	114.7	1,023.5
Repayments of Long-Term Debt	(635.0)	(98.2)
Net Repayments of Short-Term Borrowings	(6.3)	(4.5)
Stock-Based Compensation Transactions	9.4	1.8
Dividends Paid	(187.5)	(186.2)
Payments Related to Tax Withholding for Share-Based Compensation	(9.5)	(5.7)
Redemption of Equity Instruments	—	(47.4)
Other	(4.2)	(4.8)
Net Cash (Utilized) Provided by Financing Activities	(718.4)	678.5

Effect of Exchange Rate Changes on Cash	4.3	(24.4)

Net Decrease in Cash Balances Classified as Held for Sale	(18.2)	—

Net Decrease in Cash and Cash Equivalents	(221.5)	(3,542.4)

Cash and Cash Equivalents at Beginning of Year	1,449.7	4,580.4

Cash and Cash Equivalents at End of Quarter	$1,228.2	$1,038.0

HASBRO, INC.
SUPPLEMENTAL FINANCIAL DATA
SEGMENT RESULTS - AS REPORTED AND AS ADJUSTED
(Unaudited)
(Millions of Dollars)

Effective in the first quarter of 2021, the Company reorganized its reportable segments to Consumer Products, Wizards of the Coast and Digital Gaming, Entertainment, and Corporate and Other. For comparability, segment results for the quarter and six months ended June 28, 2020 are presented to align with the new reportable segments.

Operating Results

	Quarter Ended June 27, 2021			Quarter Ended June 28, 2020
	As Reported	Non-GAAP Adjustments	Adjusted	As Reported	Non-GAAP Adjustments	Adjusted	% Change
Total Company Results
External Net Revenues (1)	$1,322.2	$—	$1,322.2	$860.3	$—	$860.3	54%

Operating Profit	76.6	135.0	211.6	2.2	44.4	46.6	>100%
Operating Margin	5.8%	10.2%	16.0%	0.3%	5.2%	5.4%

EBITDA	159.5	130.1	289.6	73.5	37.3	110.8	>100%

Segment Results
Consumer Products:
External Net Revenues (2)	$689.2	$—	$689.2	$519.5	$—	$519.5	33%

Operating Profit (Loss)	17.8	—	17.8	(45.3)	—	(45.3)	>100%
Operating Margin	2.6%	—	2.6%	-8.7%	—	-8.7%

EBITDA	46.6	8.1	54.7	(11.9)	9.1	(2.8)	>100%

Wizards of the Coast and Digital Gaming:
External Net Revenues	406.3	—	406.3	186.7	—	186.7	>100%

Operating Profit	192.9	—	192.9	74.1	—	74.1	>100%
Operating Margin	47.5%	—	47.5%	39.7%	—	39.7%

EBITDA	206.9	3.1	210.0	76.6	2.3	78.9	>100%

Entertainment:
External Net Revenues (3)	226.7	—	226.7	154.1	—	154.1	47%

Operating (Loss) Profit	(113.7)	123.6	9.9	(13.5)	22.6	9.1	9%
Operating Margin	-50.2%	54.5%	4.4%	-8.8%	14.7%	5.9%

EBITDA	(87.2)	106.7	19.5	9.4	1.4	10.8	81%

Corporate and Other:
Operating (Loss) Profit	(20.4)	11.4	(9.0)	(13.1)	21.8	8.7	>-100%

EBITDA	(6.8)	12.2	5.4	(0.6)	24.5	23.9	>-100%

	Quarter Ended
	June 27, 2021	June 28, 2020	% Change

(1) Net Revenues by Brand Portfolio
Franchise Brands	$649.9	$376.9	72%
Partner Brands	212.0	138.3	53%
Hasbro Gaming (i)	147.1	137.0	7%
Emerging Brands	117.0	75.9	54%
TV/Film/Entertainment	196.2	132.2	48%
Total	$1,322.2	$860.3

(i) Hasbro's total gaming category, including all gaming revenue, most notably MAGIC: THE GATHERING and MONOPOLY, which are reported in the Franchise Brands portfolio, totaled $519.4 for the quarter ended June 27, 2021, up 63% from revenues of $319.0 for the quarter ended June 28, 2020.

	Quarter Ended
	June 27, 2021	June 28, 2020	% Change
(2) Consumer Products Segment Net Revenues by Major Geographic Region
North America	$391.4	$283.0	38%
Europe	176.5	141.9	24%
Asia Pacific	68.4	60.7	13%
Latin America	52.9	33.9	56%
Total	$689.2	$519.5

	Quarter Ended
	June 27, 2021	June 28, 2020	% Change
(3) Entertainment Segment Net Revenues by Category
Film and TV	$164.3	$108.9	51%
Family Brands	26.1	18.8	39%
Music and Other	36.3	26.4	38%
Total	$226.7	$154.1

Operating Results

	Six Months Ended June 27, 2021			Six Months Ended June 28, 2020
	As Reported	Non-GAAP Adjustments	Adjusted	As Reported	Non-GAAP Adjustments	Adjusted	% Change
Total Company Results
External Net Revenues (4)	$2,437.0	$—	$2,437.0	$1,965.9	$—	$1,965.9	24%

Operating Profit (Loss)	223.9	161.8	385.7	(21.1)	219.2	198.1	95%
Operating Margin	9.2%	6.6%	15.8%	-1.1%	11.2%	10.1%

EBITDA	394.8	146.8	541.6	116.8	197.9	314.7	72%

Segment Results
Consumer Products:
External Net Revenues (5)	$1,343.1	$—	$1,343.1	$1,092.0	$—	$1,092.0	23%

Operating Profit (Loss)	50.1	—	50.1	(55.0)	—	(55.0)	>100%
Operating Margin	3.7%	—	3.7%	-5.0%	—	-5.0%

EBITDA	106.0	14.6	120.6	(3.8)	16.7	12.9	>100%

Wizards of the Coast and Digital Gaming:
External Net Revenues	648.5	—	648.5	397.3	—	397.3	63%

Operating Profit	302.9	—	302.9	169.9	—	169.9	78%
Operating Margin	46.7%	—	46.7%	42.8%	—	42.8%

EBITDA	319.2	5.7	324.9	173.7	4.2	177.9	83%

Entertainment:
External Net Revenues (6)	445.4	—	445.4	476.6	—	476.6	-7%

Operating (Loss) Profit	(96.7)	148.5	51.8	(77.8)	146.2	68.4	-24%
Operating Margin	-21.7%	33.3%	11.6%	-16.3%	30.7%	14.4%

EBITDA	(19.0)	110.8	91.8	(24.9)	100.7	75.8	21%

Corporate and Other:
Operating (Loss) Profit	(32.4)	13.3	(19.1)	(58.2)	73.0	14.8	>-100%

EBITDA	(11.4)	15.7	4.3	(28.2)	76.3	48.1	>-100%

	Six Months Ended
	June 27, 2021	June 28, 2020	% Change

(4) Net Revenues by Brand Portfolio
Franchise Brands	$1,141.4	$773.4	48%
Partner Brands	400.0	320.6	25%
Hasbro Gaming (i)	283.4	277.1	2%
Emerging Brands	221.7	170.1	30%
TV/Film/Entertainment	390.5	424.7	-8%
Total	$2,437.0	$1,965.9

(i) Hasbro's total gaming category, including all gaming revenue, most notably MAGIC: THE GATHERING and MONOPOLY, totaled $884.7 for the six months ended June 27, 2021, up 34% from revenues of $659.5 for the six months ended June 28, 2020.

	Six Months Ended
	June 27, 2021	June 28, 2020	% Change
(5) Consumer Products Segment Net Revenues by Major Geographic Region
North America	$754.1	$604.8	25%
Europe	365.0	298.6	22%
Asia Pacific	133.2	118.9	12%
Latin America	90.8	69.7	30%
Total	$1,343.1	$1,092.0

	Six Months Ended
	June 27, 2021	June 28, 2020	% Change
(6) Entertainment Segment Net Revenues by Category
Film and TV	$330.7	$372.9	-11%
Family Brands	44.9	44.7	0%
Music and Other	69.8	59.0	18%
Total	$445.4	$476.6

HASBRO, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)
(Millions of Dollars)

Reconciliation of Adjusted Operating Profit
	Quarter Ended		Six Months Ended
	June 27, 2021	June 28, 2020	June 27, 2021	June 28, 2020

Operating Profit (Loss)	$76.6	$2.2	$223.9	$(21.1)
Consumer Products	17.8	(45.3)	50.1	(55.0)
Wizards of the Coast and Digital Gaming	192.9	74.1	302.9	169.9
Entertainment	(113.7)	(13.5)	(96.7)	(77.8)
Corporate and Other	(20.4)	(13.1)	(32.4)	(58.2)

Non-GAAP Adjustments (1)	$135.0	$44.4	$161.8	$219.2
Entertainment	123.6	22.6	148.5	146.2
Corporate and Other	11.4	21.8	13.3	73.0

Adjusted Operating Profit (Loss)	$211.6	$46.6	$385.7	$198.1
Consumer Products	17.8	(45.3)	50.1	(55.0)
Wizards of the Coast and Digital Gaming	192.9	74.1	302.9	169.9
Entertainment	9.9	9.1	51.8	68.4
Corporate and Other	(9.0)	8.7	(19.1)	14.8

(1) The Company's non-GAAP adjustments include the following:
Acquisition-related costs (i)	$1.9	$10.3	$3.8	$160.1
Acquired intangible amortization (ii)	21.8	22.6	46.7	47.6
Loss on assets held for sale and related costs (iii)	111.3	—	111.3	—
Severance (iv)	—	11.5	—	11.5
Total	$135.0	$44.4	$161.8	$219.2

(i) In association with the Company's acquisition of eOne, the Company incurred related expenses of $1.9 ($1.6 after-tax) and $3.8 ($3.3 after-tax) in the quarter and six months ended June 27, 2021, respectively, and $10.3 ($8.5 after-tax) and $160.1 ($136.0 after-tax) in the quarter and six months ended June 28, 2020, respectively, comprised of the following:

(a) In the quarter and six months ended June 27, 2021, the Company incurred stock compensation expense of $1.9 and $3.8 respectively, associated with acquisition-related grants. In 2021, this expense is included within Selling, Distribution and Administration.
(b) In the quarter and six months ended June 28, 2020, the Company incurred expenses of $10.3 and $160.1, respectively, comprised of 1) acquisition and integration costs of $4.0 and $99.7, respectively, including expense associated with the acceleration of eOne stock-based compensation and advisor fees settled at the closing of the acquisition, as well as integration costs; and 2) restructuring and related costs of $6.3 and $60.4, respectively, including severance and retention costs, as well as impairment charges in the first quarter of 2020 for certain definite-lived intangible and production assets. In 2020, these expenses were included within Acquisition and Related Costs.

(ii) The Company incurred incremental intangible amortization costs related to the intangible assets acquired in the eOne acquisition.

(iii) On April 25, 2021, the Company entered into a definitive agreement to sell the eOne music business for an aggregate sales price of $385.0, subject to certain closing adjustments related to working capital and net debt. As such, the assets and liabilities of eOne music were revalued in the second quarter of 2021 and disclosed separately on the balance sheet. The charge of $111.3 is comprised of a goodwill impairment loss of $101.8 (included within Loss on Assets Held for Sale) and transaction costs of $9.5 (included within Selling, Distribution and Administration). The after-tax combined charge is $109.1.

(iv) In the quarter ended June 28, 2020, the Company incurred $11.5 of severance charges, associated with cost-savings initiatives within the Company's commercial and Film and TV businesses.

HASBRO, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)
(Millions of Dollars)

Reconciliation of EBITDA and Adjusted EBITDA

	Quarter Ended		Six Months Ended
	June 27, 2021	June 28, 2020	June 27, 2021	June 28, 2020

Net (Loss) Earnings Attributable to Hasbro, Inc.	$(22.9)	$(33.9)	$93.3	$(103.6)
Interest Expense	46.1	49.6	94.0	104.3
Income Tax Expense (Benefit)	63.0	(10.8)	75.0	(14.9)
Net Earnings Attributable to Noncontrolling Interests	1.0	1.0	2.3	2.8
Depreciation	42.6	32.9	67.6	56.7
Amortization of Intangibles	29.7	34.7	62.6	71.5
EBITDA	159.5	73.5	394.8	116.8
Non-GAAP Adjustments and Stock Compensation (1)	130.1	37.3	146.8	197.9
Adjusted EBITDA	$289.6	$110.8	$541.6	$314.7

(1) The Company's non-GAAP adjustments and stock compensation are comprised of the following:
Stock compensation	$18.8	$15.5	$35.5	$26.3
Acquisition-related costs	—	10.3	—	160.1
Loss on assets held for sale and related costs	111.3	—	111.3	—
Severance	—	11.5	—	11.5
Total	$130.1	$37.3	$146.8	$197.9

Adjusted EBITDA by Segment:
Consumer Products	$54.7	$(2.8)	$120.6	$12.9
Wizards of the Coast and Digital Gaming	210.0	78.9	324.9	177.9
Entertainment	19.5	10.8	91.8	75.8
Corporate and Other	5.4	23.9	4.3	48.1
Total Adjusted EBITDA	$289.6	$110.8	$541.6	$314.7

Consumer Products:
Operating Profit (Loss)	$17.8	$(45.3)	$50.1	$(55.0)
Other Income (Expense)	1.5	1.2	7.7	(4.5)
Depreciation	19.5	20.8	32.6	32.9
Amortization of Intangibles	7.8	11.4	15.6	22.8
EBITDA	46.6	(11.9)	106.0	(3.8)
Non-GAAP Adjustments and Stock Compensation	8.1	9.1	14.6	16.7
Adjusted EBITDA	$54.7	$(2.8)	$120.6	$12.9

Wizards of the Coast and Digital Gaming:
Operating Profit	$192.9	$74.1	$302.9	$169.9
Other Income (Expense)	(0.6)	0.3	(0.9)	(0.7)
Depreciation	14.6	2.2	17.2	4.5
EBITDA	206.9	76.6	319.2	173.7
Non-GAAP Adjustments and Stock Compensation	3.1	2.3	5.7	4.2
Adjusted EBITDA	$210.0	$78.9	$324.9	$177.9

Entertainment:
Operating Loss	$(113.7)	$(13.5)	$(96.7)	$(77.8)
Other Income (Expense)	2.3	(2.6)	25.6	0.4
Depreciation	2.2	2.4	5.0	4.1
Amortization of Intangibles	22.0	23.1	47.1	48.4
EBITDA	(87.2)	9.4	(19.0)	(24.9)
Non-GAAP Adjustments and Stock Compensation	106.7	1.4	110.8	100.7
Adjusted EBITDA	$19.5	$10.8	$91.8	$75.8

HASBRO, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)
(Millions of Dollars and Shares, Except Per Share Data)

Reconciliation of Net Earnings and Earnings per Share
	Quarter Ended
(all adjustments reported after-tax)	June 27, 2021	Diluted Per Share Amount	June 28, 2020	Diluted Per Share Amount
Net Loss Attributable to Hasbro, Inc.	$(22.9)	$(0.17)	$(33.9)	$(0.25)
Acquisition-related costs	1.6	0.01	8.5	0.06
Acquired intangible amortization	18.2	0.13	17.9	0.13
Loss on assets held for sale and related costs	109.1	0.79	—	—
Severance	—	—	10.2	0.07
UK Tax Reform (1)	39.4	0.29	—	—
Net Earnings Attributable to Hasbro, Inc., as Adjusted	$145.4	$1.05	$2.7	$0.02

	Six Months Ended
(all adjustments reported after-tax)	June 27, 2021	Diluted Per Share Amount	June 28, 2020	Diluted Per Share Amount
Net Earnings (Loss) Attributable to Hasbro, Inc.	$93.3	$0.68	$(103.6)	$(0.75)
Acquisition-related costs	3.3	0.02	136.0	0.99
Acquired intangible amortization	38.7	0.28	37.8	0.28
Loss on assets held for sale and related costs	109.1	0.79	—	—
Severance	—	—	10.2	0.07
UK Tax Reform (1)	39.4	0.29	—	—
Net Earnings Attributable to Hasbro, Inc., as Adjusted	$283.8	$2.05	$80.4	$0.59

(1) In the second quarter of 2021, the Company recorded income tax expense of $39.4 as a result of the revaluation of the Company's UK deferred taxes in accordance with Finance Act 2021 enacted by the United Kingdom on June 10, 2021. Effective April 1, 2023, the new law increases the corporate income tax rate to 25% from 19%.